RINO International Corp. Appoints New Chief Financial Officer and
Chief Strategic Officer

DALIAN, China, May 3, 2010 /PRNewswire-Asia-FirstCall/ — Rino International Corp. (Nasdaq:RINO - News), which through its subsidiaries and controlled affiliates (collectively, the "Company" or "RINO"), designs, manufactures, installs and services proprietary and patented wastewater treatment, desulphurization equipment, and high temperature anti-oxidation systems for iron and steel manufacturers in the People's Republic of China ("PRC"), announced today that its board of directors appointed Mr. Ben Wang as the Company's new Chief Financial Officer effective April 27, replacing Ms. Yi Liu (Jenny), who resigned from the position of Chief Financial Officer on the same day due to personal reasons.

Mr. Ben Wang, age 37, earned his Ph.D. from the Columbia Business School in New York, NY in 2003. He was awarded an M.E. from Tsinghua University and a B.E. in Electronic Engineering from University of Electronic Science & Technology of China. He is also charter holder of CFA (Chartered Financial Analyst) and FRM (Financial Risk Management). Mr. Wang has extensive experience in public company analysis, qualitative and quantitative financial analysis and most recently served as Chief Financial Officer for New Oriental Energy & Chemical Corporation (Nasdaq:NOEC), and was previously an equity research analyst at Brean Murray Carret Co., Ltd. Prior to that, Mr. Wang performed risk solutions consulting in Standard and Poor's, and was a senior equity research analyst at Century Securities Co., Ltd. based in Beijing, China.

Additionally, the Board of Directors also appointed Mr. Harold Epps, as the Company's Chief Strategy Officer.  Mr. Harold Epps, age 47, is also currently the President of RINO Technology Corporation, a wholly owned California subsidiary of RINO. He was awarded a Masters of International Management Degree from Thunderbird School of Global Management in 1993 and an MBA from Arizona State University in 1992.  Mr. Epps has extensive experience in International merger and acquisitions, strategic planning, business development, and capital markets. He will be responsible for assisting with the architecture and implementation of RINO's growth strategy both in the PRC and abroad. Mr. Epps will complement Mr. Wang’s expertise to jointly drive decision-making to create medium and long-term operating and financial improvements.  Prior to joining RINO in 2009, Mr. Epps served as VP and Senior Business Development Officer for the CIT Group's International Trade Finance division.

The Company also recruited an assistant to Mr. Zou, RINO’s Chief Executive Officer. This candidate has extensive experience in the U.S. capital markets and will assist with all shareholder and corporate communications.  In addition, the management team expects to add a new financial controller who is a CPA and has U.S. GAAP experience, in addition to an internal auditor with SOX 404 experience. Both candidates will support Mr. Wang while expanding the breadth of depth of RINO’s finance team.

About RINO International Corporation

RINO International Corporation, through its direct and indirect subsidiaries, including Innomind Group Limited, Rino Investment (Dalian) Co., Ltd. ("Rino Investment") and Rino Investment's wholly owned subsidiary, Dalian Rino Heavy Industries Co., Ltd., together with Dalian Innomind Environment Engineering Co., Ltd., its contractually-controlled affiliate, Dalian RINO Environmental Engineering Science and Technology Co., Ltd. ("Dalian Rino") and Dalian Rino's wholly-owned subsidiaries, Dalian Rino Environmental Engineering Project Design Co., Ltd., Dalian Rino Environmental Construction & Installation Project Co., Ltd. and RINO Technology Corporation, is a leading provider of environmental protection equipment for the iron and steel industry in China. Specifically, RINO designs, manufactures, installs and services proprietary and patented wastewater treatment, flue gas desulphurization equipment, and high temperature anti-oxidation systems, which are all designed to reduce either industrial pollution and/or improve energy utilization. RINO's manufacturing facility maintains the ISO 9001 Quality Management System and ISO 14001 Environment Management System certifications, in addition to receiving numerous government and industry awards. Additional information about the Company is available at the Company's website: http://www.rinogroup.com.

Cautionary Statement Regarding Forward-Looking Information

Certain statement in this press release and conference presentation may contain forward-looking information about the Company. Forward-looking statements are statements that are not historical facts. These statements can be identified by the use of forward-looking terminology such as "believe," "expect," "may," "will," "should," "project," "plan," "seek," "intend," or "anticipate" or the negative thereof or comparable terminology, and statements which may include discussions of strategy, and statements about industry trends future performance, operations and products of each of the entities referred to above. Actual performance results may vary significantly from expectations and projections as a result of various factors, including, without limitation, the risks set forth "Risk Factors" contained in the Company's Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q.

    For more information, please contact:

    For the Company:
     Ben Wang
     Tel:     +86-411-8766-2700
     Email: benwang@rinogroup.com